TO:  THE CHASE MANHATTAN BANK

                               DELIVERY AGREEMENT

     WHEREAS SLM INTERNATIONAL, INC., #1 APPAREL, INC. and MASKA U.S., INC. (hereinafter called the "Borrowers") have agreed jointly and severally to execute and deliver to THE CHASE MANHATTAN BANK for its own benefit and for the pro rata benefit of the Lenders (as defined in the Credit Agreement referred to hereafter) (hereinafter called the "Secured Party") a credit agreement dated as of April 1, 1997 with the Secured Party (which as amended, supplemented or restated from time to time is herein called, the "Credit Agreement") and SLM TRADEMARK ACQUISITION CORP. (the "Guarantor" and, collectively with the Borrowers, the "Companies") has agreed to execute and deliver to the Secured Party a guarantee (which as amended, supplemented or restated from time to time is herein called the "Guarantee") dated as of April 1, 1997 and, as security for the indebtedness and liability under the Credit Agreement and the Guarantee, the Companies have agreed to execute and deliver to the Secured Party a debenture in the principal amount of ONE HUNDRED MILLION UNITED STATES DOLLARS ($100,000,000 U.S.) for the purpose of securing payment or performance of any and all indebtedness, obligations and liabilities, joint or several, of the Companies to the Secured Party pursuant to the Credit Agreement and the Guarantee and any security therefor, whether as principal or surety (all of which present and future indebtedness, obligations and liabilities are hereinafter collectively called the "Obligations");

     NOW THEREFORE in consideration of the foregoing and for other good and valuable consideration the Companies hereby agree with the Secured Party as follows:

1. Delivery. The Companies herewith deliver to the Secured Party a debenture of the Companies in the principal amount of ONE HUNDRED

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                                                                              2.


MILLION UNITED STATES DOLLARS ($100,000,000 U.S.) bearing interest at the rate of TWENTY-FIVE PERCENT (25%) per annum from the date hereof (hereinafter as it may be amended, supplemented or restated from time to time called the "Debenture"), charging by way of a fixed and specific mortgage and charge and granting security interests in certain property and assets of the Companies and charging by way of a floating charge and granting a security interest in all the undertaking, property and assets of the Companies (except as therein provided).

2. Continuing Security. The Debenture shall be held by the Secured Party as general and continuing security to secure payment and performance of the whole of the Obligations as existing from time to time and any ultimate unpaid balance of any indebtedness forming part of the Obligations notwithstanding any change in:

     (a)  the nature or form of the Obligations;

     (b) the accounts or the bills of exchange, promissory notes and/or other obligations evidencing or creating the Obligations or any part thereof;

     (c) the names of the parties to the accounts or to the said bills, notes and/or obligations; or

     (d) the name or constitution of any of the Companies,

and notwithstanding the opening of any new account and the closing in the books of the Companies or the Secured Party of any other account with respect to the Obligations or any part thereof.

3. Default. Upon the occurrence of an Event of Default (as defined under the Credit Agreement or the Guarantee), the Secured Party may forthwith without notice, without demand for payment, without advertisement and without any other formality (all of which are hereby waived), but in accordance with applicable law, enforce any and all security which it may hold including, without limitation, the Debenture. All rights and remedies of the Secured Party may be exercised independently or in combination. The rights and remedies specified herein shall be in addition to and not in substitution for any other rights and remedies of the Secured Party at law or in equity or otherwise.

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                                                                              3.


4. Application of Payments. Unless the provisions of the Credit Agreement otherwise provide, any and all payments made in respect of the Obligations may be applied on such part or parts of the Obligations as the Secured Party may see fit. Unless the provisions of the Credit Agreement otherwise provide, the Secured Party shall at all times and from time to time have the right to change any appropriation of any moneys received by it and to reapply the same on any other part or parts of the Obligations as the Secured Party may see fit, notwithstanding any previous application by whomsoever made.

          The proceeds of any collection or sale of the Charged Assets (as defined in the Debenture), as well as any Charged Asset consisting of cash, shall be applied by the Secured Party as provided in section 16 of the Security Agreement among the Companies, Sport Maska Inc., SLM Trademark Acquisition Canada Corporation and the Lenders dated as of April 1, 1997 (the "Security Agreement").

          Upon any sale of the Charged Assets by the Secured Party (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding) the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Charged Assets so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

5. Dealings by the Secured Party. The Secured Party may grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise make arrangements with the Companies and deal with other persons and securities as the Secured Party may see fit without prejudice to the joint and several liability of the Companies or the Secured Party's right to hold, deal with and realize the security of the Debenture.

6. No Merger. The Debenture shall not operate by way of merger of any indebtedness or liability of the Companies or any other person or

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                                                                              4.


persons to the Secured Party hereunder or under any document or negotiable instrument by which the same may now or at any time hereafter be represented or evidenced. No judgment recovered by the Secured Party shall operate by way of merger of or in any way affect the security created by the Debenture or the Secured Party's right to interest as aforesaid.

7. Additional Security. This agreement and the security afforded by the Debenture shall be in addition to and not in replacement of or substitution for any security now or hereafter held by the Secured Party in respect of any indebtedness, liabilities or obligations, present or future, of the Companies to the Secured Party or any part thereof, and shall not be prejudiced by any such security or by any exchange, release or variation of any such security.

8. Expenses. All reasonable expenses (including without limitation legal fees on a solicitor and his own client basis and the fees and expenses of any receiver or receiver and manager appointed under the provisions of the Debenture) incurred by the Secured Party in connection with:

     (a)  the preparation and registration of the Debenture;

     (b) recovering or enforcing payment or performance of all or part of the Obligations (including without limitation expenses incurred in considering and protecting or improving its position, or attempting to do so, whether before or after default); and

     (c) realizing upon or otherwise dealing with the assets charged by the Debenture (including without limitation expenses of taking possession, protecting, preparing for sale and realizing upon any such assets), shall be payable upon demand, shall be added to and shall be deemed to be a part of the Obligations, shall bear interest at the Interest Rate provided for in the Debenture and the payment thereof shall be secured by the Debenture.

9. No Obligation to Advance. Notwithstanding anything in this agreement or in the Debenture contained, the Secured Party shall not be obligated thereby to make any loan or other extension of credit or further loan or extension of credit or to extend any time for payment or performance of all or any part of the Obligations.

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                                                                              5.


10. Interest. Any provision of the Debenture or of this agreement notwithstanding, payment by the Companies of interest on all indebtedness comprising, or forming part of, the Obligations at the current rate at which such indebtedness may bear interest for any period of time shall constitute satisfaction of interest on the Debenture for the equivalent period of time.

11. Sale of Debenture. Any sale, transfer, delivery, negotiation or assignment of the Debenture by the Secured Party will be made subject to the provisions of this agreement.

12. Claims Under Debenture. Neither the Secured Party nor any subsequent holder of the Debenture shall, at any time, claim payment under the Debenture (whether for principal, interest or both) in an amount greater than the amount of the indebtedness forming part of the Obligations at such time. Notwithstanding that the Debenture is stated to be payable on demand, no demand for payment shall be made under the Debenture unless demand is concurrently being made, or has been made, for payment of indebtedness forming part of the Obligations in an amount not less than the amount demanded under the Debenture.

13. Discharge. Upon payment and performance by the Companies of the Obligations, the Secured Party shall, upon request in writing by the Companies delivered to the Secured Party at a time when the Secured Party is under no obligation (conditional or otherwise) to make any loan or extend any other type of credit under the Credit Agreement, and at the expense of the Companies, discharge the Debenture and upon the delivery by the Secured Party to the Companies of a discharge of the Debenture, this agreement shall be terminated.

14. Set-Off. The Companies jointly and severally grant to the Secured Party the right to set off against any and all accounts, credits or balances maintained by any of them with the Secured Party the Obligations or any part thereof when due and payable.

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                                                                              6.


15. Illegality. If one or more of the provisions of this agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

16. Benefit of the Lenders All covenants and agreements herein shall be joint and several and shall be for the benefit of the Secured Party and for the pro rata benefit of the Lenders.

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                                                                              7.


17. Gender and Headings. Words importing the singular include the plural and vice versa and words importing gender shall include all genders. The headings in this agreement are included for convenience of reference only, and shall not constitute a part of this agreement for any other purpose.

          IN WITNESS WHEREOF this agreement has been executed by the Companies as of the 1st day of April, 1997.

                                   SLM INTERNATIONAL, INC.

                                   By: /s/ D. Bruce Randall C.S.
                                      ----------------------
                                      title - Secretary


                                   #1 APPAREL, INC.

                                   By: /s/ D. Bruce Randall C.S.
                                      ----------------------
                                      title - Secretary


                                   MASKA U.S., INC.

                                   By: /s/ D. Bruce Randall C.S.
                                      ----------------------
                                      title - Secretary


                                   SLM TRADEMARK ACQUISITION CORP.

                                   By: /s/ D. Bruce Randall C.S.
                                      ----------------------
                                      title - Secretary